Exhibit 99.1

Wabtec Corporation

Revised Segment Results

By quarter, 2005-06

(Dollars in thousands)

2005	Freight	Transit	2006	Freight	Transit
First Quarter			First Quarter
Sales	160,265	81,535	Sales	180,816	81,593
Income from operations	12,077	8,044	Income from operations	28,754	6,953
Operating margin	7.5%	9.9%	Operating margin	15.9%	8.5%

Second Quarter			Second Quarter
Sales	171,761	94,536	Sales	180,169	81,733
Income from operations	18,460	10,478	Income from operations	30,849	7,776
Operating margin	10.7%	11.1%	Operating margin	17.1%	9.5%

Third Quarter			Third Quarter
Sales	168,172	87,498	Sales	173,874	95,015
Income from operations	22,847	8,339	Income from operations	21,250	7,292
Operating margin	13.6%	9.5%	Operating margin	12.2%	7.7%

Fourth Quarter			Fourth Quarter
Sales	176,898	93,359	Sales	174,494	119,926
Income from operations	21,035	8,689	Income from operations	28,934	10,474
Operating margin	11.9%	9.3%	Operating margin	16.6%	8.7%

Full Year			Full Year
Sales	677,096	356,928	Sales	709,353	378,267
Income from operations	74,419	35,550	Income from operations	109,787	32,495
Operating margin	11.0%	10.0%	Operating margin	15.5%	8.6%